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                                                                 EXHIBIT 10.2(2)

            Patriot American Hospitality Operating Partnership, L.P.

                               First Amendment to
                        Agreement of Limited Partnership


     This First Amendment is made as of August 15, 1997 by Patriot American Hospitality Operating Company, a Delaware corporation, as general partner (the "General Partner") of Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners") for the purpose of amending the Agreement of Limited Partnership of the Partnership dated June 27, 1997 (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, the General Partner desires to create a series of Class A Preferred Limited Partner Units of the Partnership;

     WHEREAS, the General Partner has determined that such amendment is not adverse to the Limited Partners;

     WHEREAS, the Persons listed on Schedule A attached hereto (the
                                    ----------
"Contributors") have made the Capital Contributions to the Partnership enumerated on such Schedule; and

     WHEREAS, the General Partner desires to accept such Capital Contributions and to admit the Contributors to the Partnership as Additional Limited Partners;

     NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement pursuant to the authority granted to the General Partner under Section 4.02(a) of the Partnership Agreement:


Section 1.     Amendments to Text of Partnership Agreement.
               -------------------------------------------

Article I, Defined Terms is amended to add the following definitions of "Adjusted Capital Account," "Class A Preferred Unit", "Class B Preferred Unit", "Class A Preferred Unit Holder," "Class B Preferred Unitholder" and "REIT Share" and to replace the current definitions of "Preferred Unit", "Preferred Unitholder", "Partnership Unit" and "Percentage Interest" with the definitions of those terms described below. All other terms defined in Article I shall remain in full force and effect.

          "Adjusted Capital Account" means, with respect to any Partner, such Partner's Capital Account maintained in accordance with Section 4.04 hereof, as of the end of the relevant fiscal year of the Partnership, after giving effect to the following adjustments:
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               A.  Credit to such Capital Account that portion of any deficit
     Capital Account balance that such Partner is obligated to restore under the terms of this Agreement or any other document, such Partner's share of Partnership Minimum Gain and such Partner's share of Partner Nonrecourse Debt Minimum Gain.

               B. Debit to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

          The foregoing definition of "Adjusted Capital Account" is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith.

          "Class A Preferred Unit" means a limited partnership interest represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein. The allocation of Class A Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended
                                                    ---------
     from time to time.

          "Class A Preferred Unitholder" means a limited partner that holds Class A Preferred Units.

          "Class B Preferred Unit" means a limited partnership interest represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein. The allocation of Class B Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended
                                                    ---------
     from time to time.

          "Class B Preferred Unitholder" means a limited partner that holds Class B Preferred Units.

          "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder (and includes any series or class of Preferred Units). The allocation of Partnership Units among the Partners shall be as set forth on Exhibit A, as may be amended
                                                 ---------
     from time to time.

          "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner (including any outstanding Preferred Units of any series or class) by the total number of Partnership Units outstanding (including any outstanding Preferred Units of any series or class). The Percentage Interest of each Partner shall be as set forth on Exhibit A, as
                                                                  ---------
     may be amended from time to time. For purposes of applying Section 5.02(a), a Partner's Percentage Interest shall be calculated with the modifications provided in section 5.02(a)(2).

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          "Preferred Unit" means a limited partnership interest (as any class or series) represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein.

          "Preferred Unitholder" means a limited partner that holds Preferred Units (of any class or series).

          "REIT Share" means a share of common stock of Patriot REIT, par value $.01 per share.

     Section 5.01(a) of the Partnership Agreement is deleted and replaced with the following:

     5.01     Allocation of Profit and Loss.
              -----------------------------

              (a)   General. Profit and Loss of the Partnership for each fiscal
                    -------
year of the Partnership shall be allocated among the Partners as follows:

                (1)    Profit of the Partnership shall be allocated:

                       (i) first, among the Class A Preferred Unitholders until the excess of the Profit allocated to the Class A Preferred Unitholders under this Section 5.01(a)(1)(i), over the Loss allocated to the Class A Preferred Unitholders under Section 5.01(a)(2)(ii), is equal to zero, in each case on a cumulative basis for all fiscal years of the Partnership;

                       (ii) second, among the Class A Preferred Unitholders in proportion to their respective Percentage Interests until the excess of the Profit allocated to the Class A Preferred Unitholders under this Section 5.01(a)(1)(ii) over the Loss allocated to the Class A Preferred Unitholders under Section 5.01(a)(2)(ii) is equal to the distributions to such Class A Preferred Unitholders under Section 5.02(a)(1), in each case on a cumulative basis for all fiscal years of the Partnership; and

                       (iii) third, among the Partners in accordance with their
               respective Percentage Interests.

               (2)     Loss of the Partnership shall be allocated:

                        (i) first, among the Partners in accordance with their
               respective Percentage Interests until the balances of their Adjusted Capital Accounts are equal to zero (or, with respect to the Class A

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               Preferred Unitholders, their Adjusted Capital Account balances contain only the Agreed Value of their Capital Contributions);
               and

                        (ii) second, among the Class A Preferred Unitholders in proportion to their respective Percentage Interests.

     Section 5.02 of the Partnership Agreement is deleted and replaced with the following:

          5.02  Operating Distributions.
                -----------------------

          (a) Except as otherwise provided in Section 5.06, cash available for distribution by the Partnership shall be distributed as follows:

                (1) First, if there are any Class A Preferred Units outstanding on any record date for payment of a REIT Share dividend, the General Partner shall distribute to the Class A Preferred Unitholder(s) of record on such date (concurrently with the payment of such dividend) an amount with respect to each such Class A Preferred Unit equal to the Class A Preferred Distribution Amount.

               (2) Second, if there are any Class B Preferred Units outstanding on any record date for payment of a Company Share dividend, the General Partner shall distribute to the Class B Preferred Unitholder(s) of record on such date (concurrently with the payment of such distribution) an amount with respect to each such Class B Preferred Unit equal to the Class B Preferred Distribution Amount.

               (3) Third, the General Partner shall distribute any remaining cash available for distribution on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date for such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date. For purposes of this Section 5.02(a)(3), Percentage Interests shall not include any Class A Preferred Units, but shall include Class B Preferred Units.

          (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a Company Share or a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

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     Section 5.08 of the Partnership Agreement is deleted and replaced with the following:

     5.08  Additional Distributions Provisions and Definitions Relating to
           ---------------------------------------------------------------
           Preferred Units.
           ----------------

           Notwithstanding any other provision to the contrary in this Agreement, as long as there remain any Preferred Units outstanding (of any class or series), the following additional distribution provisions and definitions shall apply.

     (a) "Class B Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a Company Share dividend is paid and a distribution is required to be made pursuant to Section 5.02(a)(2), an amount equal to such amount that if it were the sole amount distributed on a Class B Preferred Unit pursuant to Section 5.02(a)(2) for such quarter or other period would provide the Class B Preferred Unitholder with a distribution on such Class B Preferred Unit equal to 103% of the corresponding Company Share dividend to be paid for such quarter or other period. Notwithstanding the foregoing, the Class B Preferred Distribution Amount with respect to any Class B Preferred Unitholder shall not exceed the Class B Preferred Unitholder's Capital Account balance (after reducing such balance to reflect the items described in Regulations section 1.704-1(b)(ii)(2)(d)(4), (5) and (6) and after increasing such Capital Account balance to reflect such Class B Preferred Unitholder's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum
           Gain), determined as of the date of the relevant distribution.

     (b) "Class A Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a REIT Share dividend is paid and a distribution is required to be made pursuant to Section 5.02(a)(1), an amount per Class A Preferred Unit equal to the amount of such dividend per REIT Share. The General Partner agrees that, without the consent of a majority of the Class A Preferred Unit Holders (such consent not to be unreasonably withheld or delayed provided all Class A Preferred Distribution Amounts are current), it will use reasonable efforts to limit its borrowings from the REIT Partnership or other sources so that the Partnership has at all times sufficient borrowing capacity to discharge its obligations with respect to the Class A Preferred Distribution Amounts.

     Section 11.02 of the Partnership Agreement is deleted and replaced with the following:

     11.02  Voting Rights of Preferred Unitholders.
            --------------------------------------

            The holders of record of any series or class of Preferred Units shall not be entitled to vote on any matter on which Limited Partners are entitled to vote, or on any other matters, provided that the holders of each series or class of Preferred Units shall have the right

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to vote as a separate class of Partnership Units on the following, each of which shall require the consent of holders of record of Preferred Units representing more than 50% of such series or class of Preferred Units:

            a) Any amendment that would adversely affect the rights of the Preferred Unitholders of such series or class to receive the distributions payable to them hereunder;

            b) Any amendment that would alter the Partnership's allocations of Profit and Loss to the Preferred Unitholders of such series or class; or

            c) Any amendment that would impose on the Preferred Unitholders of such series or class any obligation to make additional Capital Contributions to the Partnership.

Notwithstanding anything in this Section 11.02 to the contrary, Preferred Unitholders shall not be entitled to vote on any matter regarding the issuance of additional Partnership Interests, which matters shall be governed solely by
Article IV of this Agreement.

Section 2.  Acceptance of Capital Contributions.
            -----------------------------------

     (a) Each of the Contributors has made the Capital Contributions set forth on Schedule A. Each of the Contributors is currently a Limited Partner of
         ----------
the Partnership. The General Partner hereby accepts such Capital Contributions. In consideration of these Capital Contributions and pursuant to Section 4.02(a)(i) of the Partnership Agreement, the General Partner hereby issues to each Contributor the number of Class A Preferred Units listed after such Contributor's name on Schedule A attached hereto. The Agreed Value of the
                      ----------
Capital Contributions of each of the Contributors shall be equal to the number of Class A Preferred Units issued to each such Contributor, multiplied by the average of the daily market price of Paired Shares for the ten consecutive trading days immediately preceding the date of this First Amendment, which market price shall be determined in accordance with the procedures set forth in the definition of "Cash Amount" in the Partnership Agreement.

     (b) The issuance of such Class A Preferred Units shall become effective as of the date of this First Amendment, which will also be the date upon which such issuances are recorded on the books and records of the Partnership.

Section 3. Amendment to Partnership Agreement.  Pursuant to Article XI of
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the Partnership Agreement, the General Partner hereby amends the Partnership
Agreement by deleting Exhibit A in its entirety and replacing it with Exhibit A
                      ---------                                       ---------
attached hereto.

Section 4. Defined Terms.  Capitalized terms used without definition in this
           -------------
First Amendment shall have the meanings set forth in the Partnership Agreement.


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Section 5. Partnership Agreement.  The Partnership Agreement and this First
           ---------------------
Amendment shall be read together and shall have the same effect as if the provisions of the Partnership Agreement and this First Amendment were contained in one document. Any provisions of the Partnership Agreement not amended by this First Amendment shall remain in full force and effect as provided in the Partnership Agreement immediately prior to the date hereof.

                                 [End of Page]

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   IN WITNESS WHEREOF, the General Partner has executed this First Amendment as of the date first written above.

                                    GENERAL PARTNER

                                    PATRIOT AMERICAN HOSPITALITY
                                    OPERATING COMPANY


                                    /s/ Rex E. Stewart
                                    ------------------------------------
                                    By:  Rex E. Stewart
                                    Its: Chief Financial Officer



                                    LIMITED PARTNERS

                                    By: PATRIOT AMERICAN
                                        HOSPITALITY OPERATING
                                        COMPANY, as attorney-in-fact for
                                        each of the Limited Partners


                                    /s/ Rex E. Stewart
                                    ------------------------------------
                                    By:  Rex E. Stewart
                                    Its: Chief Financial Officer